GRIFFIN-AMERICAN HEALTHCARE REIT III

Investing in America's Largest and Fastest-Growing Industry.[1]

Investor Update

2016 Highlights and Accomplishments

- Completed fourth quarter and 2016 property acquisitions totaling approximately $72.3 million and $514.1 million, respectively, based on aggregate contract purchase price.
- The company declared and paid daily distributions equal to an annualized $0.60 per share, or an annualized rate of 6.0 percent based upon a $10.00 per share purchase price, to stockholders of record from January 1 to December 31, 2016.
- As of December 31, 2016, the company's non-RIDEA[4] property portfolio achieved a leased percentage of 94.4 percent and weighted average remaining lease term of 8.9 years. The company's portfolio of senior housing — RIDEA facilities and integrated senior health campuses achieved a leased percentage of 86.1 percent and 87.3 percent, respectively, for the 12 months ended December 31, 2016. Portfolio leverage[5] was 41.7 percent.
- Modified funds from operations, as defined by the IPA, attributable to controlling interest, or MFFO, equaled approximately $96.5 million for the year ended December 31, 2016, representing growth in excess of 159 percent compared to MFFO of approximately $37.2 million for the year ended December 31, 2015. MFFO during the fourth quarter 2016 equaled approximately $24.2 million, representing approximately 86 percent growth compared to MFFO of approximately $13.0 million during the same period in 2015. Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to controlling interest, or FFO, equaled approximately $62.9 million for the year ended December 31, 2016, as compared to approximately $(30.8) million for the year ended December 31, 2015. FFO equaled approximately $15.3 million during the fourth quarter 2016, compared to fourth quarter 2015 FFO of approximately $(22.2) million. Year-over-year growth is primarily due to the acquisition of additional properties.[6]
- Net loss for the year ended December 31, 2016 was approximately $(203.9) million, as compared to net loss of $(115.0) million for the year ended December 31, 2015. Net loss during the fourth quarter 2016 equaled approximately $(48.6) million, compared with net loss during the fourth quarter 2015 of approximately $(76.2) million. Net loss is due largely to depreciation and amortization expense of our properties, a non-cash item, in accordance with accounting principles generally accepted in the United States of America, or GAAP.[6]
- Net operating income, or NOI, totaled approximately $195.0 million for the year ended December 31, 2016, representing an increase of approximately 224 percent, compared to NOI of approximately $60.1 million for the year ended December 31, 2015. NOI during the fourth quarter 2016 equaled approximately $46.6 million, an increase of approximately 87 percent compared to fourth quarter 2015 NOI of approximately $24.9 million.[6]

LETTER FROM THE CHAIRMAN

April 3, 2017



Dear Fellow Stockholder:

Griffin-American Healthcare REIT III recently filed its Annual Report on Form 10-K with the United States Securities and Exchange Commission ("SEC"), and I couldn't be more pleased to provide you with our year-end update for 2016.

We continued to expand our portfolio during the year, acquiring more than $500[2] million of quality healthcare real estate. Less than three years since our first acquisition in June 2014, we have built a premier international healthcare portfolio valued at approximately $2.9 billion[3] on behalf of our fellow stockholders.

The performance of our portfolio continued to impress during 2016, with high occupancy, a healthy weighted average remaining lease term, and growing net operating income and modified funds from operations (Note: please see "2016 Highlights and Accomplishments" sidebar to the left for further information).

On October 5, 2016, our board of directors unanimously approved and established an estimated per share net asset value ("NAV") of the company's common stock of $9.01 calculated as of June 30, 2016. This estimated per share NAV was determined following a valuation analysis conducted by an independent third-party valuation firm.

This was the company's initial valuation, which was performed in accordance with the Investment Program Association's ("IPA") practice guideline, in addition to guidance from the SEC, regarding valuations of publicly registered non-traded REITs. Consistent with the IPA guidelines, the analysis conducted by the independent third-party valuation firm does not include a portfolio premium or discount that may reasonably be expected to accrue in a typical real estate valuation process conducted for transaction purposes, nor does it reflect an enterprise value. We will conduct another valuation later this year, and on an annual basis henceforth.

Now that we have predominantly completed the portfolio aggregation phase for Griffin-American Healthcare REIT III and established a large, diverse and mature portfolio, our management team and board of directors will seek to add additional value to the company as we pursue the next phase of our strategic plan.

We will report back to you on a regular basis regarding our progress on behalf of you and all of our fellow stockholders.

Kind regards,

Jeff Hanson
Chairman and Chief Executive Officer
Griffin-American Healthcare REIT III

(1) "Current Employment Statistics - CES Table B-1b: Employees on nonfarm payrolls by industry sector and selected industry detail, not seasonally adjusted." April 1, 2016. "Employment Projections Table 2.3: Industries with the Fastest Growing and Most Rapidly Declining Wage and Salary Employment." U.S. Department of Labor, Bureau of Labor Statistics. December 8, 2015. http://www.bls.gov.
(2) Based on aggregate contract purchase price of owned and/or operated real estate, including development projects, acquired during the year ended December 31, 2016.
(3) Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects, as of December 31, 2016.
(4) The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
(5) Total consolidated debt, excluding capital lease obligations, divided by total consolidated assets.
(6) Please see financial reconciliation tables and notes at the end of this update for more information regarding MFFO and FFO, as well as net loss and NOI.

PORTFOLIO AT-A-GLANCE (As of December 31, 2016)

PORTFOLIO SUMMARY

Purchase Price[1][2]:	$2.9 billion
Buildings & Integrated Senior Health Campuses[2]:	201
Gross Leasable Area (Sq Ft)[2]:	12.3 million
Leased Percentage[3]:	94.4%
Weighted Average Remaining Lease Term[3]:	8.9 years
Leverage Ratio[4]:	41.7%
Portfolio Capitalization Rate[5]:	7.4%

CUMULATIVE PORTFOLIO BY QUARTER

(based on aggregate contract purchase price)



$2.4 Billion
$2.5 Billion
$2.7 Billion
$2.8 Billion
$2.9 Billion
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q4 2016

PORTFOLIO ASSET MIX

(based on aggregate contract purchase price)



Real Estate-Related Investments 4.2%
Integrated Senior Health Campuses 47.4%
Senior Housing – RIDEA 11.1%
Skilled Nursing Facilities 4.4%
Hospitals 4.8%
Senior Housing 5.5%
Medical Office Buildings 22.6%

COMPLETE LIST OF PROPERTY ACQUISITIONS

Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %[6]	Aggregate Contract Purchase Price
DeKalb Professional Center	MOB	Jun 2014	Lithonia, GA	19,000	81%	$2,830,000
Country Club Medical Office Building	MOB	Jun 2014	Stockbridge, GA	17,000	34%	$2,775,000
Acworth Medical Complex	MOB	Jul 2014	Acworth, GA	39,000	83%	$6,525,000
Wichita KS Medical Office Building	MOB	Sep 2014	Wichita, KS	39,000	92%	$8,800,000
Delta Valley Assisted Living Facility Portfolio	Senior Housing	Sep 2014 & Jan 2015	AR, MS	127,000	100%	$21,450,000
Lee's Summit MO Medical Office Building	MOB	Sep 2014	Lee's Summit, MO	39,000	89%	$6,750,000
Carolina Commons Medical Office Building	MOB	Oct 2014	Indian Land, SC	58,000	87%	$12,000,000
Mount Olympia Medical Office Building Portfolio	MOB	Dec 2014	FL, IL, OH	53,000	97%	$16,150,000
Southlake TX Hospital	Hospital	Dec 2014	Southlake, TX	142,000	100%	$128,000,000
East Texas Medical Office Building Portfolio	MOB	Dec 2014	TX	393,000	93%	$68,500,000
Premier Medical Office Building	MOB	Dec 2014	Novi, MI	45,000	79%	$12,025,000
Independence Medical Office Building Portfolio	MOB	Jan 2015	KY, MA, NJ, NY	461,000	96%	$135,000,000
King of Prussia PA Medical Office Building	MOB	Jan 2015	King of Prussia, PA	73,000	86%	$18,500,000
North Carolina Assisted Living Facility Portfolio	Senior Housing	Jan & Jun 2015	NC	158,000	100%	$68,856,000
Orange Star Medical Portfolio	MOB/Hospital	Feb 2015	CO, TX	183,000	97%	$57,650,000
Kingwood Medical Office Building Portfolio	MOB	Mar 2015	Kingwood, TX	43,000	100%	$14,949,000
Mt. Juliet TN Medical Office Building	MOB	Mar 2015	Mount Juliet, TN	46,000	100%	$13,000,000
Homewood AL Medical Office Building	MOB	Mar 2015	Homewood, AL	28,000	100%	$7,444,000
Paoli PA Medical Plaza	MOB	Apr 2015	Paoli, PA	99,000	90%	$24,820,000
Glen Burnie MD Medical Office Building	MOB	May 2015	Glen Burnie, MD	77,000	92%	$18,650,000
Marietta GA Medical Office Building	MOB	May 2015	Marietta, GA	41,000	100%	$13,050,000
Mountain Crest Senior Housing Portfolio	Senior Housing – RIDEA	May, Jun, Jul & Nov 2015	IN, MI	585,000	80%	$75,035,000
Mount Dora Medical Center	MOB	May 2015	Mount Dora, FL	51,000	97%	$16,300,000
Nebraska Senior Housing Portfolio	Senior Housing – RIDEA	May 2015	NE	282,000	88%	$66,000,000
Pennsylvania Senior Housing Portfolio	Senior Housing – RIDEA	Jun 2015	PA	260,000	95%	$87,500,000
Southern Illinois Medical Office Building Portfolio	MOB	Jul 2015	Waterloo, IL	41,000	100%	$12,272,000
Napa Medical Center	MOB	Jul 2015	Napa, CA	65,000	91%	$15,700,000
Chesterfield Corporate Plaza	MOB	Aug 2015	Chesterfield, MO	226,000	97%	$36,000,000
Richmond VA Assisted Living Facility	Senior Housing – RIDEA	Sep 2015	North Chesterfield, VA	210,000	82%	$64,000,000

COMPLETE LIST OF PROPERTY ACQUISITIONS (continued)

Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %[6]	Aggregate Contract Purchase Price
Crown Senior Care Portfolio	Senior Housing	Sep, Oct & Dec 2015 & Nov 2016	Isle of Man & United Kingdom	155,000	100%	$68,085,000
Washington D.C. Skilled Nursing Facility	Skilled Nursing	Oct 2015	Washington, D.C.	134,000	100%	$40,000,000
Trilogy[2][7]	Integrated Senior Health Campuses[8]	Various	IN, KY, MI, OH	6,773,000	87%	$1,367,430,000
Stockbridge GA Medical Office Building II	MOB	Dec 2015	Stockbridge, GA	46,000	76%	$8,000,000
Marietta GA Medical Office Building II	MOB	Dec 2015	Marietta, GA	22,000	97%	$5,800,000
Naperville Medical Office Building	MOB	Jan 2016	Naperville, IL	69,000	91%	$17,385,000
Lakeview IN Medical Plaza[2]	MOB	Jan 2016	Indianapolis, IN	162,000	85%	$20,000,000
Pennsylvania Senior Housing Portfolio II	Senior Housing – RIDEA	Feb 2016	Palmyra, PA	125,000	99%	$27,500,000
Snellville GA Medical Office Building	MOB	Feb 2016	Snellville, GA	42,000	91%	$8,300,000
Lakebrook Medical Center	MOB	Feb 2016	Westbrook, CT	25,000	85%	$6,150,000
Stockbridge GA Medical Office Building III	MOB	Mar 2016	Stockbridge, GA	43,000	96%	$10,300,000
Joplin MO Medical Office Building	MOB	May 2016	Joplin, MO	85,000	99%	$11,600,000
Austell GA Medical Office Building	MOB	May 2016	Austell, GA	39,000	100%	$12,600,000
Middletown OH Medical Office Building	MOB	Jun 2016	Middletown, OH	103,000	80%	$19,300,000
Fox Grape Skilled Nursing Facility Portfolio	Skilled Nursing	Jul & Nov 2016	MA	424,000	100%	$88,000,000
Voorhees NJ Medical Office Building	MOB	Jul 2016	Voorhees, NJ	48,000	79%	$11,300,000
Norwich CT Medical Office Building Portfolio	MOB	Dec 2016	Norwich, CT	56,000	97%	$15,600,000

PROPERTY MAP



LEGEND

- Medical Office Buildings
- Hospitals
- Senior Housing
- Senior Housing – RIDEA
- Skilled Nursing
- Integrated Senior Health Campuses

(1) Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects, as of December 31, 2016.

(2) Includes owned, leased or joint venture properties.

(3) Excluding our senior housing — RIDEA facilities and our integrated senior health campuses.

(4) Total consolidated debt, excluding capital lease obligations, divided by total consolidated assets.

(5) The portfolio capitalization rate is estimated based on total property portfolio net operating income from each property's forward looking pro forma projections for the expected year one property performance at the date of acquisition, including any contractual rent increases contained in such leases for year one, divided by the purchase price of the total property portfolio, exclusive of any acquisition fees and expenses paid. In calculating each property's net operating income, we generally estimate each property's expenses for year one by evaluating historical expenses of the property and adjusting for factors such as the property's age, location and other information we obtained during our due diligence examination of the property prior to its acquisition. We also estimate each property's occupancy for year one using assumptions regarding upcoming lease renewals or terminations based on information we obtained about the property and its tenants during our due diligence examination of the property prior to its acquisition. The capitalization rate does not reflect reserves for replacements. The estimates used to calculate the capitalization rate are based upon specified assumptions, and if the assumptions are not met, the estimates may be materially adversely effected.

(6) Leased percentage as of December 31, 2016 includes all leased space of the respective acquisition including master leases except for our senior housing — RIDEA facilities and our integrated senior health campuses where leased percentage as December 31, 2016 represents resident occupancy on the total units of the senior housing — RIDEA facilities or integrated senior health campuses.

(7) In December 2015, we acquired a portfolio of 97 integrated senior health campuses, including owned, leased and joint venture properties. In addition, during the 12 months ended December 31, 2016, we expanded our portfolio of integrated senior health campuses by leasing seven additional integrated senior health campuses, completing three development projects, and acquiring the real estate underlying 17 previously leased integrated senior health campuses, a development parcel with improvements and land through a majority-owned subsidiary of Trilogy.

(8) Integrated senior health campuses include a range of senior care, including assisted living, memory care, independent living, skilled nursing services and certain ancillary businesses.

FFO and MFFO Reconciliation

	Three Months Ended December 31,		Years Ended December 31,	
	2016	2015	2016	2015
Net loss	$ (48,559,000)	$ (76,159,000)	$ (203,896,000)	$ (115,041,000)
Add:				
Depreciation and amortization — consolidated properties	58,711,000	47,920,000	271,307,000	75,714,000
Depreciation and amortization — unconsolidated properties	396,000	75,000	1,061,000	75,000
Net loss attributable to redeemable noncontrolling interests and noncontrolling interests	18,617,000	11,204,000	57,862,000	13,708,000
Less:				
Depreciation and amortization related to redeemable noncontrolling interests and noncontrolling interests	(13,896,000)	(5,271,000)	(63,419,000)	(5,271,000)
FFO attributable to controlling interest	$ 15,269,000	$ (22,231,000)	$ 62,915,000	$ (30,815,000)
Acquisition related expenses(1)	$ 4,405,000	$ 39,542,000	$ 28,589,000	$ 74,170,000
Amortization of above- and below-market leases(2)	213,000	259,000	929,000	882,000
Amortization of loan and closing costs(3)	147,000	336,000	754,000	669,000
Change in deferred rent receivables(4)	(2,716,000)	(682,000)	(10,733,000)	(2,816,000)
Gain in fair value of derivative financial instruments(5)	(2,022,000)	—	(1,968,000)	—
Foreign currency loss(6)	2,211,000	1,312,000	8,755,000	3,199,000
Fair value adjustment to investments in unconsolidated entities(7)	9,101,000	—	9,101,000	—
Adjustments for unconsolidated properties(8)	513,000	—	2,140,000	—
Adjustments for redeemable noncontrolling interests and noncontrolling interests(8)	(2,909,000)	(5,544,000)	(3,954,000)	(8,048,000)
MFFO attributable to controlling interest	$ 24,212,000	$ 12,992,000	$ 96,528,000	$ 37,241,000
Weighted average common shares outstanding — basic and diluted	195,806,001	190,629,929	194,199,931	183,234,601
Net loss per common share — basic and diluted	$ (0.25)	$ (0.40)	$ (1.05)	$ (0.63)
FFO attributable to controlling interest per common share — basic and diluted	$ 0.08	$ (0.12)	$ 0.32	$ (0.17)
MFFO attributable to controlling interest per common share — basic and diluted	$ 0.12	$ 0.07	$ 0.50	$ 0.20

1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.
2) Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.
3) Under GAAP, direct loan and closing costs are amortized over the term of our notes receivable and debt security investment as an adjustment to the yield on our notes receivable or debt security investment. This may result in income recognition that is different than the contractual cash flows under our notes receivable and debt security investment. By adjusting for the amortization of the loan and closing costs related to our real estate notes receivable and debt security investment, MFFO may provide useful supplemental information on the realized economic impact of our notes receivable and debt security investment terms, providing insight on the expected contractual cash flows of such notes receivable and debt security investment, and aligns results with our analysis of operating performance.
4) Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.
5) Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.
6) We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.
7) Includes impairment of one of our investments in unconsolidated entities, which resulted from a measurable decrease in the fair value of the real estate operations of such entity.
8) Includes all adjustments to eliminate the unconsolidated properties' share or redeemable noncontrolling interests and noncontrolling interests' share, as applicable, of the adjustments described in Notes (1) – (7) to convert our FFO to MFFO.

Net Operating Income Reconciliation

	Three Months Ended December 31,		Years Ended December 31,	
	2016	2015	2016	2015
Net loss	$ (48,559,000)	$ (76,159,000)	$ (203,896,000)	$ (115,041,000)
General and administrative	7,572,000	8,192,000	28,951,000	16,544,000
Acquisition related expenses	4,405,000	39,542,000	28,589,000	74,170,000
Depreciation and amortization	58,711,000	47,920,000	271,307,000	75,714,000
Interest expense	11,293,000	3,764,000	43,697,000	5,619,000
Foreign currency loss	2,211,000	1,312,000	8,755,000	3,199,000
Interest and other income	(674,000)	(164,000)	(1,085,000)	(839,000)
Loss from unconsolidated entities	11,461,000	590,000	18,377,000	590,000
Income tax expense (benefit)	170,000	(140,000)	343,000	190,000
Net operating income	$ 46,590,000	$ 24,857,000	$ 195,038,000	$ 60,146,000

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